PROSPECTUS SUPPLEMENT NO. 2 (To Prospectus dated October 6, 2009)	Filed pursuant to Rule 424(b)(5) Registration No. 333-159298

Registration No. 333-164965

REED’S, INC.
277,359 Shares of Common Stock
Warrants to Purchase 83,208 Shares of Common Stock
83,208 Shares of Common Stock Underlying the Warrants

We are offering up to 277,359 shares of our common stock, par value $0.001 per share (the “Shares”), and warrants to purchase up to an additional 83,208 shares of our common stock (each a “Warrant” and, together, the “Warrants”) to purchasers in this offering.  We are also offering an aggregate of 83,208 shares of our common stock upon exercise of the Warrants.  The Shares and Warrants will be sold in units (each a “Unit” and, together, the “Units”), each Unit comprised of one Share and one Warrant entitling the holder thereof to purchase 0.3 of a share of Common Stock.  Subject to certain beneficial ownership limitations, the Warrants are exercisable at a price of $2.10 per share of Common Stock for a period of five years commencing six months from the closing date of this offering.  Each Unit will be sold at a negotiated price of $1.70.  The Units will not be issued or certificated.  The Shares and Warrants are immediately separable and will be issued separately.

Our common stock is listed on the NASDAQ Capital Market under the symbol “REED.”  The last reported sale price of our common stock on February 19, 2010 was $1.71 per share. We do not intend to apply to list the Warrants on any national securities exchange or automated quotation system.

As of February 19, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $10,173,786, based on approximately 5,949,583 shares are held by non-affiliates, and a per share price of $1.71 based on the closing sales price of our common stock on February 19, 2010.  By means of this prospectus supplement, we are offering $3,857,707 of securities pursuant to General Instruction I.B.6 of Form S-3 (including $2,250,000 offered under a registration statement on Form S-3 filed on May 4, 2009 and $1,107,707 offered hereunder, including 107,700 shares registered on Form S-3 (Registration No. 333-164965) in accordance with Rule 462(b) of the Securities Act of 1933, as amended, on February 17, 2010.  The aggregate market value of securities sold pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof is $2,471,061.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.

Source Capital Group, Inc. is acting as our placement agent in connection with this offering. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement.  In consideration for its services, we have agreed to pay the placement agent the cash fees set forth in the table below.

	Per Unit	Maximum Amount
Public offering price	$1.70	$471,510
Placement agent fees	$0.136	$37,721
Proceeds, before expenses, to Reed’s Inc.	$1.56	$433,789

We expect delivery of the Units being sold in this offering to be made to purchasers on or about February 22, 2010, against payment of immediately available funds.  Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering price, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above.

Source Capital Group, Inc.

The date of this prospectus supplement is February 22, 2010.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus, including the documents incorporated by reference, provides general information about us, some of which, such as the section therein entitled “Plan of Distribution,” may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document, this prospectus supplement and the accompanying prospectus, combined.

We urge you to carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent any information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement. The information in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and the documents incorporated by reference therein, except for those documents incorporated by reference therein which we file with the SEC after the date hereof.

You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying prospectus or on any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We are not making any representation to you regarding the legality of an investment in the units, the convertible preferred stock and warrants comprising the units or the underlying common stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspect of a purchase of these securities.

SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and the information incorporated by reference, including our financial statements, before making an investment decision. When used in this prospectus supplement, the terms “Reed’s,” “we,” “us,” “our” and the “Company” refer to Reed’s Inc., a Delaware corporation, unless otherwise indicated or the context otherwise requires.

About Reed’s Inc.

We develop, manufacture, market and sell natural non-alcoholic and “New Age” beverages, candies and ice creams.  “New Age Beverages” is a category that includes natural soda, fruit juices and fruit drinks, ready-to-drink teas, sports drinks and water.  We currently offer 16 beverages, including diet beverages, three candies and three ice creams.  We sell most of our products in specialty gourmet and natural food stores, supermarket chains, retail stores and restaurants in the United States and, to a lesser degree, in Canada.

We primarily sell our products through a network of natural, gourmet and independent distributors.  We also maintain an organization of in-house sales managers who work mainly in the stores serviced by our natural, gourmet and mainstream distributors and with our distributors.  We also work with regional, independent sales representatives who maintain store and distributor relationships in a specified territory.  In Southern California, we have in the past maintained our own direct distribution in addition to other local distributors and are presently in the process of discontinuing our direct distribution and redirecting our customers to local distributors.

Our current business strategy is to maintain our marketing focus in the natural food marketplace while expanding sales of our products in mainstream markets and distribution channels.

We produce certain of our soda products for the western half of the United States at an 18,000 square foot warehouse facility leased by us in an unincorporated area of Los Angeles County near downtown Los Angeles, known as The Brewery.

We also contract  with The Lion Brewery, Inc., a packing, or co-pack, facility in Pennsylvania, to supply us with soda products for the eastern half of the United States and nationally for soda products that we do not produce at The Brewery.   Our ice creams are co-packed for us at Ronnybrooke Dairy in upstate New York on a purchase order basis.  We pack our candy products at the Brewery.

We have not been profitable during our last two fiscal years and there is no assurance that we will develop profitable operations in the future.  Our net loss for the years ended December 31, 2008 and 2007 was $3,814,000 and $5,551,000, respectively.  We cannot assure you that we will have profitable operations in the future.

Our principal executive offices are at the Brewery, which is located at 13000 South Spring Street, Los Angeles, California 90061.  Our telephone number is 310-217-9400.  Our Internet address is www.reedsgingerbrew.com.

We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Securities offered:	● Up to 277,359 Units;
● Up to 277,359 shares of common stock underlying the Units;
● Warrants underlying the Units to purchase up to 83,208 shares of common stock; and
● Up to 83,208 shares of common stock issuable upon exercise of the Warrants.

Common stock outstanding before this offering:	9,826,750

Common stock to be outstanding after this offering:	10,104,109

Warrants:	Each Warrant entitles the holder thereof to purchase 0.3 of a share of common stock Warrants at an initial exercise price of $2.10 per share of common stock for a period of five years commencing six months from the closing date of this offering. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the Warrants.

Use of proceeds:	We currently intend to use the net proceeds from this offering for general corporate purposes.

NASDAQ Capital Market Symbol:	REED

Risk Factors	See “Risk Factors” below for a discussion of factors that you should carefully read and consider before investing in our securities.

The number of shares of our common stock that will be outstanding immediately after the offering is based on 9,826,750 shares outstanding as of February 19, 2010, and excludes:

●	690,000 shares of common stock issuable upon exercise of outstanding stock options under our equity incentive plans, at a weighted average exercise price of $1.79 per share;

●	1,285,000 shares of common stock reserved for future issuance under our equity incentive plans;

●	1,991,690 shares of common stock issuable upon exercise of outstanding warrants issued prior to this offering, at a weighted average exercise price of $4.44 per share;

●	83,208 shares of common stock issuable upon exercise of the Warrants to be issued to the purchasers in this offering, at an exercise price of $2.10 per share;

●
186,484 shares of common stock issuable upon conversion of outstanding Series A Convertible Preferred Stock, at a conversion ratio of four shares of common stock for each share of Series A Convertible Preferred Stock surrendered; and

●
775,558 of common stock issuable upon conversion of outstanding Series B Convertible Preferred Stock, at a conversion ratio of seven shares of common stock for each share of Series B Convertible Preferred Stock surrendered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors discussed below, together with all the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and in our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, before deciding whether to purchase any of the securities being offered by this prospectus supplement. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Relating to Our Business

We have a history of operating losses. If we continue to incur operating losses, we eventually may have insufficient working capital to maintain or expand operations according to our business plan.

As of September 30, 2009, we had shareholders equity of $3,598,000 and we had working capital of $1,467,000, compared to shareholders equity of $3,961,000 and working capital of $636,000 at December 31, 2008. Cash and cash equivalents were $76,000 as of September 30, 2009, as compared to $229,000 at December 31, 2008. This increase in our working capital was primarily attributable to the proceeds from the financing transaction relating to our buildings and equipment, net of the repayment of long-term debt.  In addition to our cash position on September 30, 2009, we had availability under our line of credit of approximately $78,000.

Our decrease in cash and cash equivalents to $76,000 at September 30, 2009 compared to $229,000 at December 31, 2008 was the result of $1,322,000 used in operating activities; $240,000 used in investing activities; and $1,409,000 provided by financing activities.

We believe that the Company currently has the necessary working capital to support existing operations through 2010; however, we foresee an additional requirement for capital needed to fund our seasonality, product launches and other growth plans.  Our primary capital source will be cash flow from operations, as we gain profitability in 2010.  During October 2009, we raised net proceeds of approximately $563,000 from an offering of our shares.  In November 2009, we entered into an agreement to replace our revolving line of credit, which more fully values our assets for collateral and enables increased borrowing for working capital purposes.  We recently completed a rights offering to our existing shareholders followed by a reoffering to the public of our Series B Convertible Preferred Stock that provided additional working capital to the Company of approximately $1,068,420..  We believe that the Company can become leaner if our sales goals do not materialize, and that our costs can be managed to produce profitable operations.  Historically, we have financed our operations primarily through private sales of common stock, preferred stock, convertible debt, a line of credit from a financial institution, and cash generated from operations.

On June 15, 2009, we closed escrow on the sale of our two buildings and its brewery equipment and concurrently entered into a long-term lease agreement for the same property and equipment. In connection with the lease we have the option to repurchase the buildings and brewery equipment from 12 months after the commencement date to the end of the lease term at the greater of the fair market value or an agreed upon amount. Since the lease contains a buyback provision and other related terms, we determined that we had continuing involvement that did not warrant the recognition of a sale; therefore, the transaction has been accounted for as a long-term financing.  The proceeds from the sale, net of transaction costs, have been recorded as a financing obligation in the amount of $3,056,000. Monthly payments under the financing agreement are recorded as interest expense and a reduction in the financing obligation at an implicit rate of 9.9%. The financing obligation is personally guaranteed by the principal shareholder and chief executive officer.

On October 8, 2009, we sold an aggregate of 364,189 units (the “October Units”) consisting of one share of our common stock and warrants to purchase shares of our common stock at a price of $1.80 per October Unit pursuant to a public shelf registration on Form S-3. The warrants are exercisable for the purchase of up to 145,676 shares of common stock, have an initial exercise price of $2.25 per share and are exercisable for a period of five years commencing 183 days from the date of issuance. The net proceeds to us from the shelf take-down, after deducting placement agent fees and estimated offering expenses, were approximately $563,000.

On November 4, 2009, we executed a binding revolver line commitment with GemCap Lending I, LLC to replace our existing line of credit.  The senior revolver facility is for $3,000,000, based on 80% of eligible accounts receivable and 50% of eligible inventory, with a maximum inventory advance of $1,500,000.  The line of credit bears interest of 18% per annum.  The transaction  closed in November 2009.

On November 5, 2009, our registration statement became effective for the distribution of transferable rights to our shareholders.  We distributed to the holders of our common stock transferable rights to purchase up to an aggregate of 225,000 shares of Series B Convertible Preferred Stock (“Series B Preferred”) convertible into 1,125,000 shares of common stock. Each four (4) rights  entitled the holder to purchase one share of Series B Preferred at the subscription price of $10.00 per share. Each share of Series B Preferred carries a five percent (5%) annual dividend for a term of three (3) years, has an initial stated value of $10.00 per share, and may be convertible into shares of common stock at a conversion ratio of seven (7) shares of common stock for each share of Series B Preferred held at the time of conversion, representing an initial conversion price of approximately $1.43 per share, which is subject to adjustment. At the closing of the rights offering, the Company sold 120,820 shares of Reed's Series B Preferred through the exercise of rights, for an aggregate purchase price of $1,208,200.  We offered shares of Series B Preferred that remained unsubscribed (after taking into account all over- subscription rights exercised) at the expiration of the rights offering to the public at $10.00 per share of Series B Preferred. At the closing of this reoffering on February 5, 2010, the Company sold 12,780 shares of Series B Preferred for an aggregate purchase price of $127,800. The net proceeds to us from the offering, after deducting placement agent fees and estimated offering expenses, were approximately $1,068,420.

Our operating losses have negatively impacted our liquidity and we are continuing to work on decreasing operating losses, while focusing on increasing net sales. We are currently borrowing near the maximum on our line of credit.   We believe that our current cash position and lines of credit will be sufficient to enable us to meet our cash needs throughout 2010. We believe that if the need arises we can raise money through the equity markets.

We may not generate sufficient revenues from product sales in the future to achieve profitable operations. If we are not able to achieve profitable operations at some point in the future, we eventually may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion and marketing and product development plans. In addition, our losses may increase in the future as we expand our manufacturing capabilities and fund our marketing plans and product development. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders’ equity. If we are unable to achieve profitability, the market value of our common stock will decline and there would be a material adverse effect on our financial condition.

If we continue to suffer losses from operations, our working capital may be insufficient to support our ability to expand our business operations as rapidly as we would deem necessary at any time, unless we are able to obtain additional financing. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to pursue our business objectives and would be required to reduce our level of operations, including reducing infrastructure, promotions, personnel and other operating expenses. These events could adversely affect our business, results of operations and financial condition. We cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or if they are not available on acceptable terms, our ability to fund the growth of our operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressures, could be significantly limited.

We may not be able to develop successful new beverage products which are important to our growth.

An important part of our strategy is to increase our sales through the development of new beverage products. We cannot assure you that we will be able to continue to develop, market and distribute future beverage products that will enjoy market acceptance. The failure to continue to develop new beverage products that gain market acceptance could have an adverse impact on our growth and materially adversely affect our financial condition. We may have higher obsolescent product expense if new products fail to perform as expected due to the need to write off excess inventory of the new products.

Our results of operations may be impacted in various ways by the introduction of new products, even if they are successful, including the following:

●	sales of new products could adversely impact sales of existing products;

●
we may incur higher cost of goods sold and selling, general and administrative expenses in the periods when we introduce new products due to increased costs associated with the introduction and marketing of new products, most of which are expensed as incurred; and

●	when we introduce new platforms and bottle sizes, we may experience increased freight and logistics costs as our co-packers adjust their facilities for the new products.

The beverage business is highly competitive.

The premium beverage and carbonated soft drink industries are highly competitive. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. Competitors in the soft drink industry include bottlers and distributors of nationally advertised and marketed products, as well as chain store and private label soft drinks. The principal methods of competition include brand recognition, price and price promotion, retail space management, service to the retail trade, new product introductions, packaging changes, distribution methods, and advertising. We also compete for distributors, shelf space and customers primarily with other premium beverage companies. As additional competitors enter the field, our market share may fail to increase or may decrease.

The growth of our revenues is dependent on acceptance of our products by mainstream consumers.

We have dedicated significant resources to introduce our products to the mainstream consumer. As such, we have increased our sales force and executed agreements with distributors who, in turn, distribute to mainstream consumers at grocery stores, club stores and other retailers. If our products are not accepted by the mainstream consumer, our business could suffer.

Our failure to accurately estimate demand for our products could adversely affect our business and financial results.

We may not correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly with new products, and may be less precise during periods of rapid growth, particularly in new markets. If we materially underestimate demand for our products or are unable to secure sufficient ingredients or raw materials including, but not limited to, glass, labels, flavors or packing arrangements, we might not be able to satisfy demand on a short-term basis. Moreover, industry-wide shortages of certain juice concentrates and sweeteners have been and could, from time to time in the future, be experienced, which could interfere with and/or delay production of certain of our products and could have a material adverse effect on our business and financial results. We do not use hedging agreements or alternative instruments to manage this risk.

The loss of our largest customers would substantially reduce revenues.

Our customers are material to our success. If we are unable to maintain good relationships with our existing customers, our business could suffer. Unilateral decisions could be taken by our distributors, and/or convenience chains, grocery chains, specialty chain stores, club stores and other customers to discontinue carrying all or any of our products that they are carrying at any time, which could cause our business to suffer.

A natural foods distributor accounted for approximately 32% of our sales for the year ended December 31, 2008 and 35% of our sales in 2007.  One customer accounted for approximately 14% of our sales for the years ended December 31, 2008 and 2007.  As a result of this customer concentration, the loss of this distributor or this major customer as a retailer would substantially reduce our revenues unless and until we replaced that source of revenue.

The loss of our third-party distributors could impair our operations and substantially reduce our financial results.

We depend in large part on distributors to distribute our beverages and other products. Most of our outside distributors are not bound by written agreements with us and may discontinue their relationship with us on short notice. Most distributors handle a number of competitive products. In addition, our products are a small part of our distributors’ businesses.

We continually seek to expand distribution of our products by entering into distribution arrangements with regional bottlers or other direct store delivery distributors having established sales, marketing and distribution organizations. Many of our distributors are affiliated with and manufacture and/or distribute other soda and non-carbonated brands and other beverage products. In many cases, such products compete directly with our products.

The marketing efforts of our distributors are important for our success. If our brands prove to be less attractive to our existing distributors and/or if we fail to attract additional distributors, and/or our distributors do not market and promote our products above the products of our competitors, our business, financial condition and results of operations could be adversely affected.

One distributor accounted for approximately 32% of our sales for the year ended December 31, 2008 and 35% of our sales in 2007.  The loss of this distributor may adversely affect sales in the short term and alternative distribution channels may not be found in a timely manner.  The loss of our third-party beverage distributors could impair our operations and adversely affect our financial performance.

Price fluctuations in, and unavailability of, raw materials and packaging that we use could adversely affect us.

We do not enter into hedging arrangements for raw materials. Although the prices of raw materials that we use have not increased significantly in recent years, our results of operations would be adversely affected if the price of these raw materials were to rise and we were unable to pass these costs on to our customers.

We depend upon an uninterrupted supply of the ingredients for our products, a significant portion of which we obtain overseas, principally from China and Brazil. We obtain almost all of our crystallized ginger from Fiji and our Ginger Chews from Indonesia. Any decrease in the supply of these ingredients or increase in the prices of these ingredients as a result of any adverse weather conditions, pests, crop disease, interruptions of shipment or political considerations, among other reasons, could substantially increase our costs and adversely affect our financial performance.

We also depend upon an uninterrupted supply of packaging materials, such as glass for our bottles and kegs for our 5 liter party kegs. We obtain our bottles domestically and our kegs from Europe. Any decrease in supply of these materials or increase in the prices of the materials, as a result of decreased supply or increased demand, could substantially increase our costs and adversely affect our financial performance.

The loss of any of our co-packers could impair our operations and substantially reduce our financial results.

We rely on third parties, called co-packers in our industry, to produce some of our beverages, to produce our glass bottles and to bottle some of our beverages.  Our co-packing agreement with our principal co-packer expires on November 1, 2011 and grants Reed’s the option to extend the contract for an additional one year period.  Our co-packing arrangements with other companies are on a short term basis and such co-packers may discontinue their relationship with us on short notice.  Our co-packing arrangements expose us to various risks, including:

●
our largest co-packer, Lion Brewery, accounted for approximately 75% of our total case production for the year ended December 31, 2008 and 82% and 72% of our total case production in 2007 and 2006, respectively;

●
if any of those co-packers were to terminate our co-packing arrangement or have difficulties in producing beverages for us, our ability to produce our beverages would be adversely affected until we were able to make alternative arrangements; and

●	our business reputation would be adversely affected if any of the co-packers were to produce inferior quality products.

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our targeted consumers. In addition, our business depends on acceptance by our independent distributors of our brands as beverage brands that have the potential to provide incremental sales growth rather than reduce distributors’ existing beverage sales. Although we believe that we have been relatively successful towards establishing our brands as recognizable brands in the New Age beverage industry, it may be too early in the product life cycle of these brands to determine whether our products and brands will achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers. We believe that the success of our product name brands will also be substantially dependent upon acceptance of our product name brands. Accordingly, any failure of our brands to maintain or increase acceptance or market penetration would likely have a material adverse affect on our revenues and financial results.

We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue to market our existing products and develop new products to satisfy our consumers’ changing preferences will determine our long-term success.

Consumers are seeking greater variety in their beverages. Our future success will depend, in part, upon our continued ability to develop and introduce different and innovative beverages. In order to retain and expand our market share, we must continue to develop and introduce different and innovative beverages and be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. There is no assurance that consumers will continue to purchase our products in the future. Additionally, many of our products are considered premium products and to maintain market share during recessionary periods, we may have to reduce profit margins, which would adversely affect our results of operations. In addition, there is increasing awareness and concern for the health consequences of obesity. This may reduce demand for our non-diet beverages, which could affect our profitability. Product lifecycles for some beverage brands and/or products and/or packages may be limited to a few years before consumers’ preferences change. The beverages we currently market are in varying stages of their lifecycles and there can be no assurance that such beverages will become or remain profitable for us. The beverage industry is subject to changing consumer preferences and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product and packaging initiatives. We also may be unable to penetrate new markets. If our revenues decline, our business, financial condition and results of operations will be materially and adversely affected.

Our quarterly operating results may fluctuate significantly because of the seasonality of our business.

Our highest revenues occur during the spring and summer, the second and third quarters of each fiscal year. These seasonality issues may cause our financial performance to fluctuate. In addition, beverage sales can be adversely affected by sustained periods of bad weather.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of our unique beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Our manufacturing process is not patented.

None of the manufacturing processes used in producing our products are subject to a patent or similar intellectual property protection. Our only protection against a third party using our recipes and processes is confidentiality agreements with the companies that produce our beverages and with our employees who have knowledge of such processes. If our competitors develop substantially equivalent proprietary information or otherwise obtain access to our knowledge, we will have greater difficulty in competing with them for business, and our market share could decline.

We face risks associated with product liability claims and product recalls.

Other companies in the beverage industry have experienced product liability litigation and product recalls arising primarily from defectively manufactured products or packaging. We maintain product liability insurance insuring our operations from any claims associated with product liability and we believe that the amount of this insurance is sufficient to protect us. We do not maintain product recall insurance. In the event we were to experience additional product liability or product recall claim, our business operations and financial condition could be materially and adversely affected.

Our intellectual property rights are critical to our success, the loss of such rights could materially, adversely affect our business.

We regard the protection of our trademarks, trade dress and trade secrets as critical to our future success. We have registered our trademarks in the United States that are very important to our business. We also own the copyright in and to portions of the content on the packaging of our products. We regard our trademarks, copyrights and similar intellectual property as critical to our success and attempt to protect such property with registered and common law trademarks and copyrights, restrictions on disclosure and other actions to prevent infringement. Product packages, mechanical designs and artwork are important to our success and we would take action to protect against imitation of our packaging and trade dress and to protect our trademarks and copyrights, as necessary. We also rely on a combination of laws and contractual restrictions, such as confidentiality agreements, to establish and protect our proprietary rights, trade dress and trade secrets. However, laws and contractual restrictions may not be sufficient to protect the exclusivity of our intellectual property rights, trade dress or trade secrets. Furthermore, enforcing our rights to our intellectual property could involve the expenditure of significant management and financial resources. There can be no assurance that other third parties will not infringe or misappropriate our trademarks and similar proprietary rights. If we lose some or all of our intellectual property rights, our business may be materially and adversely affected.

If we are not able to retain the full time services of our management team, including Christopher J. Reed, it will be more difficult for us to manage our operations and our operating performance could suffer.

Our business is dependent, to a large extent, upon the services of our management team, including Christopher J. Reed, our founder, President, Chief Executive Officer and Chairman of the Board. We depend on our management team, but especially on Mr. Reed’s creativity and leadership in running or supervising virtually all aspects of our day-to-day operations. We do not have a written employment agreement with any member of our management team or Mr. Reed. In addition, we do not maintain key person life insurance on any of our management team or Mr. Reed. Therefore, in the event of the loss or unavailability of any member of the management team to us, there can be no assurance that we would be able to locate in a timely manner or employ qualified personnel to replace him. The loss of the services of any member of our management team or our failure to attract and retain other key personnel over time would jeopardize our ability to execute our business plan and could have a material adverse effect on our business, results of operations and financial condition.

We need to manage our growth and implement and maintain procedures and controls during a time of rapid expansion in our business.

The cost of manufacturing and packaging our products was approximately 78% and 85% of our aggregate revenues in 2008 and 2007, respectively.  This gross margin places pressure upon our cash flow and cash reserves when our sales increase.  If we are to expand our operations, such expansion would place a significant strain on our management, operational and financial resources.  Such expansion would also require improvements in our operational, accounting and information systems, procedures and controls.  If we fail to manage this anticipated expansion properly, it could divert our limited management, cash, personnel, and other resources from other responsibilities and could adversely affect our financial performance.

Our business may be negatively impacted by a slowing economy or by unfavorable economic conditions or developments in the United States and/or in other countries in which we operate.

A general slowdown in the economy in the United States or unfavorable economic conditions or other developments may result in decreased consumer demand, business disruption, supply constraints, foreign currency devaluation, inflation or deflation. A slowdown in the economy or unstable economic conditions in the United States or in the countries in which we operate could have an adverse impact on our business results or financial condition. Our foreign sales (except for Canada) accounted for less than 1.0% of our sales for the years ended December 31, 2008 and 2007, respectively.

We have operated without independent directors in the past.

We have not had two independent directors through a large portion of our history. As a result, certain material agreements between related parties have not been negotiated with the oversight of independent directors and were entered into at the absolute discretion of the majority stockholder, Christopher J. Reed.

Risks Relating to Our Securities

We recently conducted a rescission offer for shares issued in our initial public offering. Although we have completed the rescission offer, we may continue to be subject to claims related to the circumstances related to the rescission offer.

From August 3, 2005 through April 7, 2006, we issued 333,156 shares of our common stock in connection with our initial public offering. The shares issued in connection with the initial public offering may have been issued in violation of either federal or state securities laws, or both, and may be subject to rescission. In order to address this issue, we made a rescission offer to the holders of these shares.

Our rescission covered an aggregate of 333,156 shares of common stock issued in connection with our initial public offering. These securities represented all of the shares issued in connection with the initial public offering prior to November 11, 2006. We offered to rescind the shares of our common stock that were subject to the rescission offer for an amount equal to the price paid for the shares plus interest, calculated from the date of the purchase through the date on which the rescission offer expires, at the applicable statutory interest rate per year. If our rescission offer had been accepted by all offerees, we would have been required to make an aggregate payment to the holders of these shares of up to approximately $1,332,624, plus statutory interest.

On August 12, 2006, we made a rescission offer to all holders of the outstanding shares that we believe are subject to rescission, pursuant to which we offered to repurchase these shares then outstanding from the holders. At the expiration of our rescission offer on September 18, 2006, the rescission offer was accepted by 32 of the offerees to the extent of 28,420 shares for an aggregate of $118,711.57, including statutory interest. The shares that were tendered for rescission were agreed to be purchased by others and not from our funds.

Federal securities laws do not provide that a rescission offer will terminate a purchaser’s right to rescind a sale of stock that was not registered as required or was not otherwise exempt from such registration requirements. Accordingly, although the rescission offer may have been accepted or rejected by some of the offerees, we may continue to be liable under federal and state securities laws for up to an amount equal to the value of all shares of common stock issued in connection with the initial public offering, plus any statutory interest we may be required to pay. If it is determined that we offered securities without properly registering them under federal or state law, or securing an exemption from registration, regulators could impose monetary fines or other sanctions as provided under these laws.

There has been a very limited public trading market for our securities and the market for our securities, may continue to be limited, and be sporadic and highly volatile.

There is currently a limited public market for our common stock. Our common stock was previously listed for trading on the OTC Bulletin Board (the “OTCBB”) from January 3, 2007 to November 26, 2007. Since November 27, 2007, our common stock has been listed for trading on the NASDAQ Capital Market. We cannot assure you that an active market for our shares will be established or maintained in the future. Holders of our common stock may, therefore, have difficulty selling their shares, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares, which may be purchased, may be sold without incurring a loss. Any such market price of our shares may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the shares in the future.

In addition, the market price of our common stock may be volatile, which could cause the value of our common stock to decline. Securities markets experience significant price and volume fluctuations. This market volatility, as well as general economic conditions, could cause the market price of our common stock to fluctuate substantially. Many factors that are beyond our control may significantly affect the market price of our shares. These factors include:

●	price and volume fluctuations in the stock markets;

●	changes in our revenues and earnings or other variations in operating results;

●	any shortfall in revenue or increase in losses from levels expected by us or securities analysts;

●	changes in regulatory policies or law;

●	operating performance of companies comparable to us; and

●	general economic trends and other external factors.

Even if an active market for our common stock is established, stockholders may have to sell their shares at prices substantially lower than the price they paid for it or might otherwise receive than if a broad public market existed.

Future financings could adversely affect common stock ownership interest and rights in comparison with those of other security holders.

Our board of directors has the power to issue additional shares of common or preferred stock without stockholder approval. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our existing stockholders will be reduced, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders.

If we issue any additional common stock or securities convertible into common stock, such issuance will reduce the proportionate ownership and voting power of each other stockholder. In addition, such stock issuances might result in a reduction of the book value of our common stock.

Because Christopher J. Reed controls a large portion of our stock, he can control the outcome, or greatly influence the outcome, of all matters on which stockholders vote.

Christopher J. Reed, our President, Chief Executive Officer, acting Chief Financial Officer, and Chairman of the Board owns approximately 35% of our common stock. Therefore, Mr. Reed will be able to control the outcome, or greatly influence the outcome, on all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and any merger, consolidation or sale of all or substantially all of our assets or other transactions resulting in a change of control of our company. In addition, as our Chairman and Chief Executive Officer, Mr. Reed has and will continue to have significant influence over our strategy, technology and other matters. Mr. Reed’s interests may not always coincide with the interests of other holders of our common stock.

A substantial number of our shares are available for sale in the public market and sales of those shares could adversely affect our stock price.

Sales of a substantial number of shares of common stock into the public market, or the perception that such sales could occur, could substantially reduce our stock price in the public market for our common stock, and could impair our ability to obtain capital through a subsequent financing of our securities. We have 9,826,750 shares of common stock outstanding as of February 19, 2010. Of the shares of our common stock currently outstanding, 3,886,724 shares are “restricted securities” under the Securities Act. Some of these “restricted securities” will be subject to restrictions on the timing, manner, and volume of sales of such shares.

In addition, as of February 19, 2010, we had issued and outstanding options and warrants that may be exercised into 2,681,690 shares of common stock, 46,621 shares of Series A Convertible Preferred Stock that may be converted into 186,484 shares of common stock, and 110,794 shares of Series B Convertible Preferred Stock that may be converted into 775,558 shares of common stock. In addition, our outstanding shares of both Series A Convertible Preferred Stock and Series B Convertible Preferred Stock bear a dividend of 5% per year. We have the option to pay the dividends on our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock in shares of our common stock or in kind.

We identified material weaknesses in our internal control over financial reporting for the fiscal year ended December 31, 2008, resulting in our conclusion that our internal control over financial reporting and disclosure controls and procedures were ineffective. We believe we have remedied these material weaknesses as of the date of this prospectus. If we fail to maintain effective internal control over financial reporting and effective disclosure controls and procedures, we may not be able to accurately report our financial results or prevent fraud.

●
Evaluation of Disclosure Controls and Procedures. Our management, with the participation of our Chief Executive Officer and our Chief Financial Officer, carried out an evaluation of the effectiveness of our “disclosure controls and procedures” (as defined in the Securities Exchange Act of 1934 (the “Exchange Act”) Rules 13a-15(e) and 15-d-15(e)) as of the end of the period covered by this report (the “Evaluation Date”).  Based upon that evaluation, our Chief Executive Officer and our Chief Financial Officer concluded that, as of the Evaluation Date, our disclosure controls and procedures were not effective to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act (i) is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and (ii) is accumulated and communicated to our management, including our chief executive officer and our chief financial officer, as appropriate to allow timely decisions regarding required disclosure.  As of September 30, 2009, our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses in our internal control over financial reporting described in our Form 10-K at December 31, 2008.

●
Changes in Internal Control over Financial Reporting. In our Form 10-K at December 31, 2008, we identified certain matters that constitute material weaknesses (as defined under the Public Company Accounting Oversight Board Auditing Standard No. 2) in our internal control over financial reporting as discussed on Management’s Report on Internal Control Over Financial Reporting.  We are undergoing ongoing evaluation and improvements in our internal control over financial reporting.  Regarding our identified weaknesses, we have performed the following remediation efforts:

●
Insufficient disaster recovery or backup of core business functions.  We have installed a remote server running the software programs used for our financial reporting processes, so that we can quickly recover our backup data and use it at a remote location, in the event of a disaster.

●
Lack of segregation of duties.   We now have separate individuals performing purchasing, accounts payable processing, and bank reconciliations.  Our Chief Financial Officer supervises and reviews the month end closing process.  Our Chief Operating Officer oversees the cash disbursements.  Checks are signed by the Chief Executive Officer.  At this time, we believe that we have established adequate segregation of duties to the extent possible with our small staff size.

●
Lack of documented and reviewed system of internal control.  We have started to review and document our internal control over financial reporting and we are also currently updating our risk assessment and preparing to test our systems.  This process will continue through the fourth quarter.

There was no other change in our internal control over financial reporting that occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Our certificate of incorporation and by-laws contain provisions that may discourage, delay or prevent a change in our management team that stockholders may consider favorable.

Our certificate of incorporation, our bylaws and Delaware law contain provisions that may have the effect of preserving our current management, such as:

●	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders; and

●	permitting stockholder action by written consent.

These provisions could allow our board of directors to affect your rights as a stockholder since our board of directors can make it more difficult for common stockholders to replace members of the board.  Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace our current management team.

Risks Relating to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Although we describe under the heading “Use of Proceeds” in this prospectus supplement our currently intended use of the net proceeds from this offering, we cannot estimate the allocation of the net proceeds from this offering among those uses and we reserve the right to change the use of proceeds as a result of certain contingencies, including any future partnering or strategic transaction opportunity.  Accordingly, our management will have significant flexibility in applying the net proceeds from this offering. You will be relying on the judgment of our management and our board of directors with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be used in a way that does not improve our operating results or enhance the value of our common stock, and may lose part or all of your investment.

Investors in this offering will pay a much higher price than the book value of our stock.

The public offering price of the securities offered hereby is likely to be substantially higher than the book value per share of our common stock.  Investors purchasing securities in this offering may, therefore, incur immediate dilution in net tangible book value per share of the common stock acquired directly or issuable upon exercise of the securities purchased in this offering.  See “Dilution” below for a more detailed discussion of the dilution you will incur in this offering.

There is no public market for the Warrants underlying the Units being offered by this prospectus supplement.

There is no established trading market for the Warrants underlying the Units being offered by this prospectus supplement and we do not expect a market to develop.  In addition, we do not intend to apply to list the Warrants on any national securities exchange or automated quotation system.  Without an active market, the liquidity of the Warrants will be limited.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate herein and therein by reference, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding business strategy, expectations and plans, our objectives for future operations, including product development, and our future financial position. When used in this report, the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements.

We base these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs, including our ability to consummate a strategic transaction or otherwise satisfy our immediate need for additional capital. These forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:

●	our ability to generate sufficient cash flow to support capital expansion plans and general operating activities;

●	decreased demand for our products resulting from changes in consumer preferences;

●	competitive products and pricing pressures and our ability to gain or maintain our share of sales in the marketplace;

●	the introduction of new products;

●
our being subject to a broad range of evolving federal, state and local laws and regulations including those regarding the labeling and safety of food products, establishing ingredient designations and standards of identity for certain foods, environmental protections, as well as worker health and safety.  Changes in these laws and regulations could have a material effect on the way in which we produce and market our products and could result in increased costs;

●	changes in the cost and availability of raw materials and the ability to maintain our supply arrangements and relationships and procure timely and/or adequate production of all or any of our products;

●	our ability to penetrate new markets and maintain or expand existing markets;

●	maintaining existing relationships and expanding the distributor network of our products;

●	the marketing efforts of distributors of our products, most of whom also distribute products that are competitive with our products;

●	decisions by distributors, grocery chains, specialty chain stores, club stores and other customers to discontinue carrying all or any of our products that they are carrying at any time;

●	the availability and cost of capital to finance our working capital needs and growth plans;

●	the effectiveness of our advertising, marketing and promotional programs;

●	changes in product category consumption;

●	economic and political changes;

●	consumer acceptance of new products, including taste test comparisons;

●	possible recalls of our products; and

●	our ability to make suitable arrangements for the co-packing of any of our products.

Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we do not intend to update any forward-looking statements publicly to reflect events or circumstances after the date on which such statement is made or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. You should not place undue reliance on any forward-looking statement.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered under this prospectus supplement, after deducting the placement agent’s fees and our estimated offering expenses, and excluding the proceeds, if any, from exercise of the warrants issued in this offering, will be approximately $433,789, if we sell the maximum number of Units.  Because there is no minimum offering amount required as a condition to closing in this offering, we may sell less than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us.

We intend to use the net proceeds from this offering for general corporate purposes.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities.  We cannot predict whether the proceeds invested will yield a favorable return.  We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors.  As a result, we will retain broad discretion over the use of the net proceeds from this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

Holders of our 5% Series A Convertible Preferred Stock are entitled to receive dividends payable annually, in kind, in shares of common stock or cash, in our sole discretion. Such dividends are non-cumulative and accrue on an annual basis on June 30th of each year commencing on June 30, 2005. We cannot declare or pay any dividend on shares of our securities ranking junior to the preferred stock until the holders of our preferred stock have received the full non-cumulative dividend to which they are entitled. In addition, the holders of our preferred stock are entitled to receive pro rata distributions of dividends on an “as converted” basis with the holders of our common stock.

As of each of June 30, 2005, 2006, 2007 and 2008, we issued 7,362, 7,373, 3,820 and 10,910 shares of our common stock in each such year, respectively, as a dividend to the holders of our Series A preferred stock based on a $29,470 accrued annual dividend payable for each of June 30, 2005 and 2006, $27,770 for June 30, 2007 and $23,561 for June 30, 2008.

Holders of our 5% Series B Convertible Preferred Stock are entitled to receive dividends payable quarterly, in kind, in shares of common stock or cash, in our sole discretion.  Such dividends are cumulative and non-compounding and accrue on a daily basis for a period of three (3) years from the date of issuance of the Series B Convertible Preferred Stock at an annual rate equal to five percent (5%) of the original purchase price of $10.00.  If we elect to pay any Series B Convertible Preferred Stock dividend due in shares of common stock (the “Interest Shares”), the issuance price of the Interest Shares will be equal to the 10-day volume-weighted average price of our common stock on the principal national securities exchange on which such common stock is traded.

Except for dividends payable on our Series B Convertible Preferred Stock, we expect to retain all available funds and any future earnings to support operations and fund the development and growth of our business.  Our board of directors will determine whether we pay and the amount of future dividends (including cash dividends), if any.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net book value per share of our common stock immediately after this offering.

Our net tangible book value as of September 30, 2009 was $2,798,000, or $0.30 per share of common stock.  Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of February 19, 2010.  Assuming we sell 277,358 shares of common stock, the maximum number of shares we are offering pursuant to this prospectus supplement, at an offering price of $1.70, and after deducting our estimated offering expenses payable by us, our as adjusted net book value would have been $3,216,509, or $0.35 per share of common stock, as of September 30, 2009.  This represents an immediate increase in net book value of $0.05 per share to existing stockholders and an immediate dilution of approximately $1.35 per share to new investors.  The following table illustrates this calculation on a per share basis:

Offering price for one share of common stock	$1.70
Net Tangible Book value per share as of September 30, 2009	$0.30
Increase per share attributable to the offering	$0.05
Adjusted net book value per share after this offering	$0.35
Dilution per share to new investors	$1.35

Because there is no minimum offering amount required as a condition to the closing of this offering, the dilution per share to new investors may be more than that indicated above in the event that the actual number of shares sold, if any, is less than the maximum number of shares we are offering.

The above is based on 9,826,750 shares of our common stock outstanding as of February 19, 2010, and excludes, as of that date:

●	690,000 shares of common stock issuable upon exercise of outstanding stock options under our equity incentive plans, at a weighted average exercise price of $1.79 per share;

●	1,285,000 shares of common stock reserved for future issuance under our equity incentive plans;

●	1,991,690 shares of common stock issuable upon exercise of outstanding warrants issued prior to this offering, at a weighted average exercise price of $4.44 per share;

●	83,208 shares of common stock issuable upon exercise of the Warrants to be issued to the purchasers in this offering, at an exercise price of $2.10 per share;

●
186,484 shares of common stock issuable upon conversion of outstanding Series A Convertible Preferred Stock, at a conversion ratio of four shares of common stock for each share of Series A Convertible Preferred Stock surrendered; and

●
775,558 of common stock issuable upon conversion of outstanding Series B Convertible Preferred Stock, at a conversion ratio of seven shares of common stock for each share of Series B Convertible Preferred Stock surrendered.

To the extent that any of the convertible preferred stock, options or warrants are converted or exercised, new options or other equity awards are issues, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

DESCRIPTION OF SECURITIES

The Units, the Shares and Warrants underlying the Units, and the shares of common stock issuable upon exercise of the Warrants being offered in this offering will be issued pursuant to a securities purchase agreement between each of the investors and us.  We urge you to review the securities purchase agreement and the form of warrant, which we will file as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the Units and the warrants.  The following brief summary of the material terms and provisions of the Warrants is subject to, and qualified in its entirety by, the form of warrant. This prospectus supplement also relates to the offering of the shares of our common stock underlying the Units and the shares of common stock issuable upon exercise, if any, of the Warrants issued to the investors in this offering.

Units

We are offering up to 277,359 Shares of our common stock and Warrants to purchase up to an additional 83,208 shares of our common stock to purchasers in this offering.  The Sharesand Warrants will be sold in Units, each Unit comprised of one Share of common stock and one Warrant entitling the holder thereof to purchase  0.3 of a share of common stock.  Each Unit will be sold at a negotiated price of $1.70.  The Units will not be issued or certificated.  The Shares and Warrants are immediately separable and will be issued separately

Warrants

The Warrants will provide for an exercise price of $2.10 per share and will be exercisable at the option of the holder at any time six month after the date of issuance, which will be the closing date of this offering, through and including the date that is the 5 year anniversary of the initial exercise date. Subject to limited exceptions, a warrant holder will not have the right to exercise any portion of the Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.9% of the number of shares of our common stock outstanding immediately after the exercise.  The exercise price and the number of shares of common stock issuable upon exercise of the Warrants are subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Warrants may be exercised on a cashless basis if at the time of exercise there is no effective registration statement covering the shares of common stock underlying the Warrants.  No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

We do not intend to list the Warrants on any securities exchange or automated quotation system.

PLAN OF DISTRIBUTION

We have entered into an engagement letter agreement, dated September 11, 2009 and amended on February 17, 2009, with Source Capital Group, Inc. Subject to the terms and conditions set forth in the agreement, Source has agreed to act as our placement agent in connection with this offering.  The placement agent is not purchasing or selling any securities being offered by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of the Units, but has agreed to use its best efforts to arrange for the sale of all of the Units in this offering.

There is no requirement that any minimum number of Units or dollar amount of Units be sold in this offering and there can be no assurance that we will sell all or any of the Units being offered.

Our agreement with the placement agent provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including, among other things, the continued listing of our common stock on the NASDAQ Capital Market and receipt of a customary written legal opinion.

We currently anticipate that the closing of this offering will take place on or about February 22, 2010. On the scheduled closing date, the following will occur:

●	we will receive funds in the amount of the aggregate purchase price;

●	the placement agent will receive the placement agent fees in accordance with the terms of the engagement letter agreement; and

●	we will deliver the securities being offered to the investors.

We have agreed to pay the placement agent an aggregate fee equal to 8.0% of the gross proceeds of the sale of the Units in this offering.  In compliance with the guidelines of FINRA, under no circumstances will the fee, commission or discount received by the placement agent or any other FINRA member or independent broker-dealer exceed 8.0% of the gross proceeds to us in this offering or any other offering in the United States pursuant the accompanying prospectus.

The following table shows the per Unit and total fees we will pay to the placement agent in connection with the sale of the Units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the Units being offered hereby.  Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth below.

	Per Unit	Maximum Amount
Offering price:	$1.70	$471,510
Placement agent fees	$0.136	$37,721

The placement agent proposes to arrange for the sale to one or more purchasers of the Units offered pursuant to this prospectus supplement and the accompanying prospectus directly through a securities purchase agreement between the purchasers and us.

The purchase price per Unit and the exercise price for the Warrants were determined based on negotiations with the purchasers and discussions with the placement agent.

We have agreed to indemnify the placement agent and its affiliates against certain liabilities relating to or arising out of its activities under the engagement letter agreement.  We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

A copy of the engagement letter agreement will be included as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering.

The transfer agent for our common stock is Transfer On-Line, Inc. We will act as transfer agent for the Warrants being offered hereby.

Our common stock is traded on the NASDAQ Capital Market Amex under the symbol “REED.”  Neither the Units nor the Warrants being offered hereby are expected to be eligible for trading on any market.

LEGAL MATTERS

The validity of the issuance of the securities being offered hereby will be passed on for us by Qashu & Schoenthaler LLP, Newport Beach, California.

EXPERTS

Weinberg & Company, P.A., independent registered public accounting firm, has audited our  financial statements included in our annual report on Form 10-K for the year ended December 31, 2008, as set forth in their report, which is incorporated by reference in this prospectus supplement, the accompanying prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on Weinberg & Company, P.A.’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at http://www.reedsinc.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus supplement and the accompanying prospectus is not complete.  You should read the information incorporated by reference for more detail.  We incorporate by reference in two ways.  First, we list below certain documents that we have already filed with the SEC.  The information in these documents is considered part of this prospectus supplement.  Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus supplement.

We incorporate by reference the documents listed below and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any Current Report on Form 8-K and Form 8-K/A):

●	our annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 27, 2009, and as subsequently amended on Form 10K/A filed with the SEC on August 19, 2009 ;

●	our quarterly report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 13, 2009, and as subsequently amended on Form 10Q/A filed with the SEC on August 19, 2009 and on Form 10Q/A filed with the SEC on August 21, 2009;

●	our quarterly report on Form 10-Q for the quarter ended June 30, 2009 filed with the SEC on August 14, 2009, and as subsequently amended on Form 10Q/A filed with the SEC on August 18, 2009;

●
our quarterly report on Form 10-Q for the quarter ended September 30, 2009 filed with the SEC on November 11, 2009, and as subsequently amended on Form 10Q/A filed with the SEC on December 7, 2009 and on Form 10Q/A filed with the SEC on December 17, 2009

●
our current reports on Form 8-K filed with the SEC on January 6, 2009, January 26, 2009, May 5, 2009, June 22, 2009, October 2, 2009, October 9, 2009, October 23, 2009, November 5, 2009, November 6, 2009, December 4, 2009 and December 30, 2009;

●	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the annual report referred to in paragraph (a) above; and

●	The description of our capital stock that is contained in our Registration Statement on Form S-1 (File No. 333-156908), as filed January 23, 2009.

We will provide each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Reed’s Inc., 13000 South Spring Street, Los Angeles, California 90061, telephone: (310) 217-9400.
This prospectus supplement is part of two registration statements on Form S-3 that we have filed with the SEC. That registration statement(s) contains more information than this prospectus supplement regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s internet website.
You should rely only on the information in and incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of these documents.

PROSPECTUS

REED'S, INC.

$1,500,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, or units having an aggregate initial offering price not exceeding $1,500,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on the NASDAQ Capital Market under the symbol “REED.” Each prospectus supplement will contain information, where applicable, as to any listing on the NASDAQ Capital Market or any other securities exchange covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

As of August 7, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $12,047,000, based on 9,215,693 shares of outstanding common stock, of which approximately 5,603,076 shares are held by non-affiliates, and a per share price of $2.15 based on the closing sale price of our common stock on August 7, 2009. As of the date hereof, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves various risks. See “Risk Factors” on page 3 for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors”. You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is     , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having an aggregate initial offering price of $1,500,000. Each time we offer securities, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

                This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

                You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

                We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

PROSPECTUS SUMMARY

This summary highlights only selected information contained elsewhere in this prospectus. It does not contain all of the information that is important to you before investing in our securities. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements included or incorporated by reference herein.

About Reed’s Inc.

We develop, manufacture, market and sell natural non-alcoholic and “New Age” beverages, candies and ice creams.  “New Age Beverages” is a category that includes natural soda, fruit juices and fruit drinks, ready-to-drink teas, sports drinks and water.  We currently offer 16 beverages, including diet beverages, three candies and three ice creams.  We sell most of our products in specialty gourmet and natural food stores, supermarket chains, retail stores and restaurants in the United States and, to a lesser degree, in Canada.

We primarily sell our products through a network of natural, gourmet and independent distributors.  We also maintain an organization of in-house sales managers who work mainly in the stores serviced by our natural, gourmet and mainstream distributors and with our distributors.  We also work with regional, independent sales representatives who maintain store and distributor relationships in a specified territory.  In Southern California, we have in the past maintained our own direct distribution in addition to other local distributors and are presently in the process of discontinuing our direct distribution and redirecting our customers to local distributors.

Our current business strategy is to maintain our marketing focus in the natural food marketplace while expanding sales of our products in mainstream markets and distribution channels.

We produce certain of our soda products for the western half of the United States at an 18,000 square foot warehouse facility owned by us in an unincorporated area of Los Angeles County near downtown Los Angeles, known as The Brewery.

We also contract  with The Lion Brewery, Inc., a packing, or co-pack, facility in Pennsylvania, to supply us with soda products for the eastern half of the United States and nationally for soda products that we do not produce at The Brewery.   Our ice creams are co-packed for us at Ronnybrooke Dairy in upstate New York on a purchase order basis.  We pack our candy products at the Brewery.

We have not been profitable during our last two fiscal years and there is no assurance that we will develop profitable operations in the future.  Our net loss for the years ended December 31, 2008 and 2007 was $3,814,000 and $5,551,000, respectively.  We cannot assure you that we will have profitable operations in the future.

Our principal executive offices are at the Brewery, which is located at 13000 South Spring Street, Los Angeles, California 90061.  Our telephone number is 310-217-9400.  Our Internet address is www.reedsgingerbrew.com . Information contained on our website or that is accessible through our website should not be considered to be part of this prospectus.

RISK FACTORS

Investing in our securities involves risk.  The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in Reed’s, Inc. and to the particular types of securities that we are offering under that prospectus supplement.  Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to Our Business

We have a history of operating losses. If we continue to incur operating losses, we eventually may have insufficient working capital to maintain or expand operations according to our business plan.

As of March 31, 2009, we had an accumulated deficit of $15,417,000 and incurred losses from operations of $415,000 during the three months ended March 31, 2009. For the years ended December 31, 2008 and 2007, we incurred losses from operations of $3,571,000 and $5,489,000, respectively.

As of March 31, 2009, we had outstanding borrowings of $1,274,000 under our secured line of credit agreement with First Capital Western Region LLC.

On June 16, 2009, we closed on a sale and leaseback transaction with regards to our real property, plant and equipment located at 12930 South Spring Street and 13000 South Spring Street, Los Angeles, California 90061.  In connection with this transaction, we paid off the first trust deed secured by the property in the amount of $1,756,000.  Additionally, we amended our secured line of credit agreement with First Capital Western Region LLC.  The credit facility was reduced to $2 million and reserves against available collateral were increased by $350,000. Proceeds from the sale and leaseback transaction were applied to reduce the outstanding loan under the credit facility by $1,264,000.

We recognize that operating losses negatively impact liquidity and we are working on decreasing operating losses, while focusing on increasing net sales. We are currently borrowing near the maximum on our line of credit.  We believe the operations of the Company are running at approximately breakeven, after adjusting for non-cash expenses. We believe that our current cash position and lines of credit will be sufficient to enable us to meet our cash needs through at least December, 2009.

We may not generate sufficient revenues from product sales in the future to achieve profitable operations. If we are not able to achieve profitable operations at some point in the future, we eventually may have insufficient working capital to maintain our operations as we presently intend to conduct them or to fund our expansion and marketing and product development plans. In addition, our losses may increase in the future as we expand our manufacturing capabilities and fund our marketing plans and product development. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders’ equity. If we are unable to achieve profitability, the market value of our common stock will decline and there would be a material adverse effect on our financial condition.

If we continue to suffer losses from operations, the proceeds from our public offering and private placement may be insufficient to support our ability to expand our business operations as rapidly as we would deem necessary at any time, unless we are able to obtain additional financing. There can be no assurance that we will be able to obtain such financing on acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to pursue our business objectives and would be required to reduce our level of operations, including reducing infrastructure, promotions, personnel and other operating expenses. These events could adversely affect our business, results of operations and financial condition.

In addition, some or all of the elements of our expansion plan may have to be curtailed or delayed unless we are able to find alternative external sources of working capital. We would need to raise additional funds to respond to business contingencies, which may include the need to:

●	fund more rapid expansion,

●	fund additional marketing expenditures,

●	enhance our operating infrastructure,

●	respond to competitive pressures, and

●	acquire other businesses or engage in other strategic initiatives.

             If we need to raise additional financing to support our operations, we cannot assure you that additional financing will be available on terms favorable to us, or at all. If adequate funds are not available or if they are not available on acceptable terms, our ability to fund the growth of our operations, take advantage of opportunities, develop products or services or otherwise respond to competitive pressures, could be significantly limited.

We may not be able to develop successful new beverage products which are important to our growth.

An important part of our strategy is to increase our sales through the development of new beverage products. We cannot assure you that we will be able to continue to develop, market and distribute future beverage products that will enjoy market acceptance. The failure to continue to develop new beverage products that gain market acceptance could have an adverse impact on our growth and materially adversely affect our financial condition. We may have higher obsolescent product expense if new products fail to perform as expected due to the need to write off excess inventory of the new products.

Our results of operations may be impacted in various ways by the introduction of new products, even if they are successful, including the following:

●	Sales of new products could adversely impact sales of existing products,

●
We may incur higher cost of goods sold and selling, general and administrative expenses in the periods when we introduce new products due to increased costs associated with the introduction and marketing of new products, most of which are expensed as incurred, and

●	When we introduce new platforms and bottle sizes, we may experience increased freight and logistics costs as our co-packers adjust their facilities for the new products.

The beverage business is highly competitive.

The premium beverage and carbonated soft drink industries are highly competitive. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. Competitors in the soft drink industry include bottlers and distributors of nationally advertised and marketed products, as well as chain store and private label soft drinks. The principal methods of competition include brand recognition, price and price promotion, retail space management, service to the retail trade, new product introductions, packaging changes, distribution methods, and advertising. We also compete for distributors, shelf space and customers primarily with other premium beverage companies. As additional competitors enter the field, our market share may fail to increase or may decrease.

The growth of our revenues is dependent on acceptance of our products by mainstream consumers.

We have dedicated significant resources to introduce our products to the mainstream consumer. As such, we have increased our sales force and executed agreements with distributors who, in turn, distribute to mainstream consumers at grocery stores, club stores and other retailers. If our products are not accepted by the mainstream consumer, our business could suffer.

Our failure to accurately estimate demand for our products could adversely affect our business and financial results.

We may not correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly with new products, and may be less precise during periods of rapid growth, particularly in new markets. If we materially underestimate demand for our products or are unable to secure sufficient ingredients or raw materials including, but not limited to, glass, labels, flavors or packing arrangements, we might not be able to satisfy demand on a short-term basis. Moreover, industry-wide shortages of certain juice concentrates and sweeteners have been and could, from time to time in the future, be experienced, which could interfere with and/or delay production of certain of our products and could have a material adverse effect on our business and financial results. We do not use hedging agreements or alternative instruments to manage this risk.

The loss of our largest customers would substantially reduce revenues.

Our customers are material to our success. If we are unable to maintain good relationships with our existing customers, our business could suffer. Unilateral decisions could be taken by our distributors, and/or convenience chains, grocery chains, specialty chain stores, club stores and other customers to discontinue carrying all or any of our products that they are carrying at any time, which could cause our business to suffer.

A natural foods distributor accounted for approximately 32% of our sales for the year ended December 31, 2008 and 35% of our sales in 2007.  One customer accounted for approximately 14% of our sales for the years ended December 31, 2008 and 2007.  As a result of this customer concentration, the loss of this distributor or this major customer as a retailer would substantially reduce our revenues unless and until we replaced that source of revenue.

The loss of our third-party distributors could impair our operations and substantially reduce our financial results.

We depend in large part on distributors to distribute our beverages and other products. Most of our outside distributors are not bound by written agreements with us and may discontinue their relationship with us on short notice. Most distributors handle a number of competitive products. In addition, our products are a small part of our distributors’ businesses.

We continually seek to expand distribution of our products by entering into distribution arrangements with regional bottlers or other direct store delivery distributors having established sales, marketing and distribution organizations. Many of our distributors are affiliated with and manufacture and/or distribute other soda and non-carbonated brands and other beverage products. In many cases, such products compete directly with our products.

The marketing efforts of our distributors are important for our success. If our brands prove to be less attractive to our existing distributors and/or if we fail to attract additional distributors, and/or our distributors do not market and promote our products above the products of our competitors, our business, financial condition and results of operations could be adversely affected.

One distributor accounted for approximately 32% of our sales for the year ended December 31, 2008 and 35% of our sales in 2007.  The loss of this distributor may adversely affect sales in the short term and alternative distribution channels may not be found in a timely manner.  The loss of our third-party beverage distributors could impair our operations and adversely affect our financial performance.

Price fluctuations in, and unavailability of, raw materials and packaging that we use could adversely affect us.

We do not enter into hedging arrangements for raw materials. Although the prices of raw materials that we use have not increased significantly in recent years, our results of operations would be adversely affected if the price of these raw materials were to rise and we were unable to pass these costs on to our customers.

We depend upon an uninterrupted supply of the ingredients for our products, a significant portion of which we obtain overseas, principally from China and Brazil. We obtain almost all of our crystallized ginger from Fiji and our Ginger Chews from Indonesia. Any decrease in the supply of these ingredients or increase in the prices of these ingredients as a result of any adverse weather conditions, pests, crop disease, interruptions of shipment or political considerations, among other reasons, could substantially increase our costs and adversely affect our financial performance.

We also depend upon an uninterrupted supply of packaging materials, such as glass for our bottles and kegs for our 5 liter party kegs. We obtain our bottles domestically and our kegs from Europe. Any decrease in supply of these materials or increase in the prices of the materials, as a result of decreased supply or increased demand, could substantially increase our costs and adversely affect our financial performance.

The loss of any of our co-packers could impair our operations and substantially reduce our financial results.

We rely on third parties, called co-packers in our industry, to produce some of our beverages, to produce our glass bottles and to bottle some of our beverages.  Our co-packing agreement with our principal co-packer expires on November 1, 2011 and grants Reed’s the option to extend the contract for an additional one year period.  Our co-packing arrangements with other companies are on a short term basis and such co-packers may discontinue their relationship with us on short notice.  Our co-packing arrangements expose us to various risks, including:

●
Our largest co-packer, Lion Brewery, accounted for approximately 75% of our total case production for the year ended December 31, 2008 and 82% and 72% of our total case production in 2007 and 2006, respectively .

●
if any of those co-packers were to terminate our co-packing arrangement or have difficulties in producing beverages for us, our ability to produce our beverages would be adversely affected until we were able to make alternative arrangements, and

●	Our business reputation would be adversely affected if any of the co-packers were to produce inferior quality products.

We compete in an industry that is brand-conscious, so brand name recognition and acceptance of our products are critical to our success.

Our business is substantially dependent upon awareness and market acceptance of our products and brands by our targeted consumers. In addition, our business depends on acceptance by our independent distributors of our brands as beverage brands that have the potential to provide incremental sales growth rather than reduce distributors’ existing beverage sales. Although we believe that we have been relatively successful towards establishing our brands as recognizable brands in the New Age beverage industry, it may be too early in the product life cycle of these brands to determine whether our products and brands will achieve and maintain satisfactory levels of acceptance by independent distributors and retail consumers. We believe that the success of our product name brands will also be substantially dependent upon acceptance of our product name brands. Accordingly, any failure of our brands to maintain or increase acceptance or market penetration would likely have a material adverse affect on our revenues and financial results.

We compete in an industry characterized by rapid changes in consumer preferences and public perception, so our ability to continue to market our existing products and develop new products to satisfy our consumers’ changing preferences will determine our long-term success .

Consumers are seeking greater variety in their beverages. Our future success will depend, in part, upon our continued ability to develop and introduce different and innovative beverages. In order to retain and expand our market share, we must continue to develop and introduce different and innovative beverages and be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. There is no assurance that consumers will continue to purchase our products in the future. Additionally, many of our products are considered premium products and to maintain market share during recessionary periods, we may have to reduce profit margins, which would adversely affect our results of operations. In addition, there is increasing awareness and concern for the health consequences of obesity. This may reduce demand for our non-diet beverages, which could affect our profitability. Product lifecycles for some beverage brands and/or products and/or packages may be limited to a few years before consumers’ preferences change. The beverages we currently market are in varying stages of their lifecycles and there can be no assurance that such beverages will become or remain profitable for us. The beverage industry is subject to changing consumer preferences and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product and packaging initiatives. We also may be unable to penetrate new markets. If our revenues decline, our business, financial condition and results of operations will be materially and adversely affected.

Our quarterly operating results may fluctuate significantly because of the seasonality of our business.

Our highest revenues occur during the spring and summer, the second and third quarters of each fiscal year. These seasonality issues may cause our financial performance to fluctuate. In addition, beverage sales can be adversely affected by sustained periods of bad weather.

Our business is subject to many regulations and noncompliance is costly .

The production, marketing and sale of our unique beverages, including contents, labels, caps and containers, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

Rising fuel and freight costs may have an adverse impact on our sales and earnings .

The recent volatility in the global oil markets has resulted in rising fuel and freight prices, which many shipping companies are passing on to their customers. Our shipping costs, and particularly our fuel expenses, have been increasing and we expect these costs may continue to increase. Due to the price sensitivity of our products, we do not anticipate that we will be able to pass all of these increased costs on to our customers. The increase in fuel and freight costs could have a material adverse impact on our financial condition.

Our manufacturing process is not patented.

None of the manufacturing processes used in producing our products are subject to a patent or similar intellectual property protection. Our only protection against a third party using our recipes and processes is confidentiality agreements with the companies that produce our beverages and with our employees who have knowledge of such processes. If our competitors develop substantially equivalent proprietary information or otherwise obtain access to our knowledge, we will have greater difficulty in competing with them for business, and our market share could decline.

We face risks associated with product liability claims and product recalls.

Other companies in the beverage industry have experienced product liability litigation and product recalls arising primarily from defectively manufactured products or packaging. We maintain product liability insurance insuring our operations from any claims associated with product liability and we believe that the amount of this insurance is sufficient to protect us. We do not maintain product recall insurance. In the event we were to experience additional product liability or product recall claim, our business operations and financial condition could be materially and adversely affected.

  Our intellectual property rights are critical to our success, the loss of such rights could materially, adversely affect our business .

We regard the protection of our trademarks, trade dress and trade secrets as critical to our future success. We have registered our trademarks in the United States that are very important to our business. We also own the copyright in and to portions of the content on the packaging of our products. We regard our trademarks, copyrights and similar intellectual property as critical to our success and attempt to protect such property with registered and common law trademarks and copyrights, restrictions on disclosure and other actions to prevent infringement. Product packages, mechanical designs and artwork are important to our success and we would take action to protect against imitation of our packaging and trade dress and to protect our trademarks and copyrights, as necessary. We also rely on a combination of laws and contractual restrictions, such as confidentiality agreements, to establish and protect our proprietary rights, trade dress and trade secrets. However, laws and contractual restrictions may not be sufficient to protect the exclusivity of our intellectual property rights, trade dress or trade secrets. Furthermore, enforcing our rights to our intellectual property could involve the expenditure of significant management and financial resources. There can be no assurance that other third parties will not infringe or misappropriate our trademarks and similar proprietary rights. If we lose some or all of our intellectual property rights, our business may be materially and adversely affected.

If we are not able to retain the full time services of our management team, including Christopher J. Reed, it will be more difficult for us to manage our operations and our operating performance could suffer.

Our business is dependent, to a large extent, upon the services of our management team, including Christopher J. Reed, our founder, President, Chief Executive Officer and Chairman of the Board. We depend on our management team, but especially on Mr. Reed’s creativity and leadership in running or supervising virtually all aspects of our day-to-day operations. We do not have a written employment agreement with any member of our management team or Mr. Reed. In addition, we do not maintain key person life insurance on any of our management team or Mr. Reed. Therefore, in the event of the loss or unavailability of any member of the management team to us, there can be no assurance that we would be able to locate in a timely manner or employ qualified personnel to replace him. The loss of the services of any member of our management team or our failure to attract and retain other key personnel over time would jeopardize our ability to execute our business plan and could have a material adverse effect on our business, results of operations and financial condition.

We need to manage our growth and implement and maintain procedures and controls during a time of rapid expansion in our business.

The cost of manufacturing and packaging our products was approximately 78% and 85% of our aggregate revenues in 2008 and 2007, respectively.  This gross margin places pressure upon our cash flow and cash reserves when our sales increase.  If we are to expand our operations, such expansion would place a significant strain on our management, operational and financial resources.  Such expansion would also require improvements in our operational, accounting and information systems, procedures and controls.  If we fail to manage this anticipated expansion properly, it could divert our limited management, cash, personnel, and other resources from other responsibilities and could adversely affect our financial performance.

Our business may be negatively impacted by a slowing economy or by unfavorable economic conditions or developments in the United States and/or in other countries in which we operate.

A general slowdown in the economy in the United States or unfavorable economic conditions or other developments may result in decreased consumer demand, business disruption, supply constraints, foreign currency devaluation, inflation or deflation. A slowdown in the economy or unstable economic conditions in the United States or in the countries in which we operate could have an adverse impact on our business results or financial condition. Our foreign sales (except for Canada) accounted for less than 1.0% of our sales for the years ended December 31, 2008 and 2007, respectively.

We have operated without independent directors in the past.

While we currently have three independent directors, for a large portion of our history, we did not have at least two independent directors. As a result, certain material agreements between related parties have not been negotiated with the oversight of independent directors and were entered into at the absolute discretion of the majority stockholder, Christopher J. Reed.

Risks Relating to Our Securities

We recently conducted a rescission offer for shares issued in our initial public offering. Although we have completed the rescission offer, we may continue to be subject to claims related to the circumstances related to the rescission offer.

From August 3, 2005 through April 7, 2006, we issued 333,156 shares of our common stock in connection with our initial public offering. The shares issued in connection with the initial public offering may have been issued in violation of either federal or state securities laws, or both, and may be subject to rescission. In order to address this issue, we made a rescission offer to the holders of these shares.

Our rescission covered an aggregate of 333,156 shares of common stock issued in connection with our initial public offering. These securities represented all of the shares issued in connection with the initial public offering prior to October 11, 2006. We offered to rescind the shares of our common stock that were subject to the rescission offer for an amount equal to the price paid for the shares plus interest, calculated from the date of the purchase through the date on which the rescission offer expires, at the applicable statutory interest rate per year. If our rescission offer had been accepted by all offerees, we would have been required to make an aggregate payment to the holders of these shares of up to approximately $1,332,624, plus statutory interest.

On August 12, 2006, we made a rescission offer to all holders of the outstanding shares that we believe are subject to rescission, pursuant to which we offered to repurchase these shares then outstanding from the holders. At the expiration of our rescission offer on September 18, 2006, the rescission offer was accepted by 32 of the offerees to the extent of 28,420 shares for an aggregate of $118,711.57, including statutory interest. The shares that were tendered for rescission were agreed to be purchased by others and not from our funds.

Federal securities laws do not provide that a rescission offer will terminate a purchaser’s right to rescind a sale of stock that was not registered as required or was not otherwise exempt from such registration requirements. Accordingly, although the rescission offer may have been accepted or rejected by some of the offerees, we may continue to be liable under federal and state securities laws for up to an amount equal to the value of all shares of common stock issued in connection with the initial public offering, plus any statutory interest we may be required to pay. If it is determined that we offered securities without properly registering them under federal or state law, or securing an exemption from registration, regulators could impose monetary fines or other sanctions as provided under these laws.

There has been a very limited public trading market for our securities and the market for our securities, may continue to be limited, and be sporadic and highly volatile.

There is currently a limited public market for our common stock. Our common stock was previously listed for trading on the OTC Bulletin Board (the “OTCBB”) from January 3, 2007 to November 26, 2007. Since November 27, 2007, our common stock has been listed for trading on the NASDAQ Capital Market. We cannot assure you that an active market for our shares will be established or maintained in the future. Holders of our common stock may, therefore, have difficulty selling their shares, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares, which may be purchased, may be sold without incurring a loss. Any such market price of our shares may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the shares in the future.

In addition, the market price of our common stock may be volatile, which could cause the value of our common stock to decline. Securities markets experience significant price and volume fluctuations. This market volatility, as well as general economic conditions, could cause the market price of our common stock to fluctuate substantially. Many factors that are beyond our control may significantly affect the market price of our shares. These factors include:

●	price and volume fluctuations in the stock markets,

●	changes in our revenues and earnings or other variations in operating results,

●	any shortfall in revenue or increase in losses from levels expected by us or securities analysts,

●	changes in regulatory policies or law,

●	operating performance of companies comparable to us, and

●	general economic trends and other external factors.

Even if an active market for our common stock is established, stockholders may have to sell their shares at prices substantially lower than the price they paid for it or might otherwise receive than if a broad public market existed.

Future financings could adversely affect common stock ownership interest and rights in comparison with those of other security holders.

Our board of directors has the power to issue additional shares of common or preferred stock without stockholder approval. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our existing stockholders will be reduced, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders.

If we issue any additional common stock or securities convertible into common stock, such issuance will reduce the proportionate ownership and voting power of each other stockholder. In addition, such stock issuances might result in a reduction of the book value of our common stock.

Because Christopher J. Reed controls a large portion of our stock, he can control the outcome, or greatly influence the outcome, of all matters on which stockholders vote.

Christopher J. Reed, our President, Chief Executive Officer, acting Chief Financial Officer, and Chairman of the Board owns approximately 35% of our common stock. Therefore, Mr. Reed will be able to control the outcome, or greatly influence the outcome, on all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and any merger, consolidation or sale of all or substantially all of our assets or other transactions resulting in a change of control of our company. In addition, as our Chairman and Chief Executive Officer, Mr. Reed has and will continue to have significant influence over our strategy, technology and other matters. Mr. Reed’s interests may not always coincide with the interests of other holders of our common stock.

A substantial number of our shares are available for sale in the public market and sales of those shares could adversely affect our stock price.

Sales of a substantial number of shares of common stock into the public market, or the perception that such sales could occur, could substantially reduce our stock price in the public market for our common stock, and could impair our ability to obtain capital through a subsequent financing of our securities. We have 9,107,177 shares of common stock outstanding as of March 31, 2009. Of the shares of our common stock currently outstanding, 4,810,882 shares are “restricted securities” under the Securities Act. Some of these “restricted securities” will be subject to restrictions on the timing, manner, and volume of sales of such shares.

In addition, as of March 31, 2009, we had issued and outstanding options and warrants that may be exercised into 2,660,736 shares of common stock and 47,121 shares of Series A preferred stock that may be converted into 188,484 shares of common stock. In addition, our outstanding shares of Series A preferred stock bear a dividend of 5% per year, or approximately $24,000 per year. We have the option to pay the dividend in shares of our common stock. In 2008 and 2007, we paid the dividend in an aggregate of 10,910 and 3,820 shares of common stock in each such year, respectively, and anticipate that we will be obligated to issue at least this many shares annually to the holders of the Series A preferred stock so long as such shares are issued and outstanding.

We identified material weaknesses in our internal control over financial reporting for the fiscal year ended December 31, 2008, resulting in our conclusion that our internal control over financial reporting and disclosure controls and procedures were ineffective.

We believe we have remedied as of the date of this prospectus. If we fail to maintain effective internal control over financial reporting and effective disclosure controls and procedures, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report of such company’s internal control over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the Company’s internal control over financial reporting. This requirement began to apply to us beginning with our annual report on Form 10-KSB for the year ended December 31, 2007.

Christopher J. Reed, our Chief Executive Officer and James Linesch, our Chief Financial Officer, conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on this evaluation, our management concluded that our internal control over financial reporting was ineffective as of December 31, 2008 and 2007.  A material weakness, as defined in standards established by the Public Company Accounting Oversight Board (United States) is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

Based upon management’s assessment, we identified the following material weaknesses as of December 31, 2008:

●	Insufficient disaster recovery or backup of core business functions,

●	Lack of segregation of duties, and

●	Lack of documented and reviewed system of internal control

Based on these identified material weaknesses in our internal control over financial reporting, our Chief Executive Officer and Chief Financial Officer concluded that, as of December 31, 2008, our disclosure controls and procedures were not effective to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and accumulated and communicated to our management, including our Chief Executive Officer and former Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. In light of the material weaknesses and conclusions described above, we performed additional analysis and other postclosing procedures to ensure that our financial statements were prepared in accordance with generally accepted accounting principles. Accordingly, we believe that the financial statements included in our Annual Report on Form 10K for the period ended December 31, 2008 fairly presented, in all material respects, our financial condition, results of operations, changes in shareholder’s equity and cash flows for the periods presented. We did not restate any financial results for any prior periods and believe that the identified material weaknesses did not have any material effect on the accuracy of our financial statements prepared with respect to any prior fiscal period.

We are implementing remediation steps to eliminate identified material weaknesses in our internal controls over financial reporting, including the following:

●
Insufficient disaster recovery or backup of core business functions .   Inadequate backup or critical data and software used by our business could cause loss of financial data and business interruptions, should a disaster occur. We have implemented regular backup procedures for our data relating to our financial reporting, which include off-site storage.  We are planning to also install a remote server running the software programs used for our financial reporting processes, so that we can quickly recover our backup data and use it at a remote location, in the event of a disaster.  We anticipate this additional measure to be completed in the next quarter.

●
Lack of segregation of duties.  We have limited staff in our corporate offices and, as such, there is a lack of segregation of duties.  With the resignation of our Chief Financial Officer in April 2008, our Chief Executive Officer assumed the duties of both President and Chief Financial Officer.  Many functions, including purchasing, accounts payable, bank reconciliations and month end closings, have not been adequately segregated.  In January 2009, we hired a Chief Financial Officer, adding to the management oversight of financial accounting processes.  We now have separate individuals performing purchasing, accounts payable processing, and bank reconciliations.  Our Chief Financial Officer supervises and reviews the month end closing process.  Our Chief Operating Officer oversees the cash disbursements.  Checks are signed by the Chief Executive Officer.  At this time, we believe that we have established adequate segregation of duties to the extent possible with our small staff size.  The close supervision and oversight by management also mitigates the remaining weakness in internal controls resulting from a lack of segregation of duties.

●
Lack of documented and reviewed system of internal control.    We have a material weakness due to the lack of a documented and reviewed system of internal controls.  We have determined that to perform the processes and remediate this internal control weakness, we will either need to engage an internal control consultant or reassign existing personnel.  We have started to enhance some of our key internal control systems surrounding inventory purchasing and control, and to document those changes; however, this process is on-going and the implementation of policies and procedures may take several quarters.

In the future, an independent registered public accounting firm will be required to attest to and report on management’s assessment of the effectiveness of our internal control over financial reporting.  Despite our remediation efforts, our management may conclude that our internal control over our financial reporting is not effective.  Moreover, even if our management concludes that our system of internal control over financial reporting is effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us.

Our reporting obligations as a public company will place a significant strain on our management, operational, and financial resources and systems for the foreseeable future. An effective system of internal control, particularly as it relates to revenue recognition, is necessary for us to produce reliable financial reports and is important to help prevent fraud. As a result, our failure to achieve and maintain effective system of internal control over financial reporting and effective disclosure controls and procedures could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock.  Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

Our certificate of incorporation and by-laws contain provisions that may discourage, delay or prevent a change in our management team that stockholders may consider favorable.

Our certificate of incorporation, our bylaws and Delaware law contain provisions that may have the effect of preserving our current management, such as:

●	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders; and

●	permitting stockholder action by written consent.

These provisions could allow our board of directors to affect your rights as a stockholder since our board of directors can make it more difficult for common stockholders to replace members of the board.  Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace our current management team.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Forward-looking statements relate to expectations, beliefs, estimates, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “goal,” “objective,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, the performance of our portfolio and our business, financial condition, liquidity and results of operations may vary materially from those expressed, anticipated or contemplated in our forward-looking statements. You should carefully consider these risks before you invest in our securities, along with the following factors that could cause actual results to vary from our forward-looking statements:

●	Our ability to generate sufficient cash flow to support capital expansion plans and general operating activities,

●	Decreased demand for our products resulting from changes in consumer preferences,

●	Competitive products and pricing pressures and our ability to gain or maintain our share of sales in the marketplace,

●	The introduction of new products,

●
Our being subject to a broad range of evolving federal, state and local laws and regulations including those regarding the labeling and safety of food products, establishing ingredient designations and standards of identity for certain foods, environmental protections, as well as worker health and safety.  Changes in these laws and regulations could have a material effect on the way in which we produce and market our products and could result in increased costs,

●	Changes in the cost and availability of raw materials and the ability to maintain our supply arrangements and relationships and procure timely and/or adequate production of all or any of our products,

●	Our ability to penetrate new markets and maintain or expand existing markets,

●	Maintaining existing relationships and expanding the distributor network of our products,

●	The marketing efforts of distributors of our products, most of whom also distribute products that are competitive with our products,

●	Decisions by distributors, grocery chains, specialty chain stores, club stores and other customers to discontinue carrying all or any of our products that they are carrying at any time,

●	The availability and cost of capital to finance our working capital needs and growth plans,

●	The effectiveness of our advertising, marketing and promotional programs,

●	Changes in product category consumption,

●	Economic and political changes,

●	Consumer acceptance of new products, including taste test comparisons,

●	Possible recalls of our products, and

●	Our ability to make suitable arrangements for the co-packing of any of our products.

Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur. We qualify any and all of our forward-looking statements by these cautionary factors. Please keep this cautionary note in mind as you read this prospectus and the documents incorporated and deemed to be incorporated by reference herein.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate purposes, including production of inventory and marketing.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

● shares of our common stock;

● shares of our preferred stock;

● debt securities, in one or more series;

● warrants to purchase any of the securities listed above; and/or

● units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation, as amended by a certificate of amendment and which may be further amended from time to time, any certificates of designation for our preferred stock, and our amended and restated bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

We have the authority to issue 20,000,000 shares of capital stock, consisting of 19,500,000 shares of common stock, $0.0001 par value per share, and 500,000 of preferred stock, $10.00 par value per share, which can be issued from time to time by our board of directors on such terms and conditions as they may determine.

As of the date of this prospectus, there were approximately 9,215,693 shares of common stock outstanding, and 46,621 shares of Series A preferred stock issued and outstanding.

The following description of our common stock does not purport to be complete and is subject to, and is qualified by, our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus is a part, and by the applicable provisions of Delaware law.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters requiring a vote of stockholders, including the election of directors.

We are a Delaware corporation and our certificate of incorporation does not provide for cumulative voting.  However, we may be subject to section 2115 of the California Corporations Code.  Section 2115 provides that, regardless of a company’s legal domicile, specified provisions of California corporations law will apply to that company if the company meets requirements relating to its property, payroll and sales in California and if more than one-half of its outstanding voting securities are held of record by persons having addresses in California, and such company is not listed on certain national securities exchanges or on the NASDAQ National Market.  Among other things, section 2115 may limit our ability to elect a classified board of directors and requires cumulative voting in the election of directors.  Cumulative voting is a voting scheme which allows minority stockholders a greater opportunity to have board representation by allowing those stockholders to have a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled and to “cumulate” those votes for one or more director nominees. Generally, cumulative voting allows minority stockholders the possibility of board representation on a percentage basis equal to their stock holding, where under straight voting those stockholders may receive less or no board representation. The Supreme Court of Delaware has recently ruled, on an issue unrelated to voting for directors, that section 2115 is an unconstitutional exception to the “internal affairs doctrine” that requires the law of the incorporating state to govern disputes involving a corporation’s internal affairs, and is therefore inapplicable to Delaware corporations.  The California Supreme Court has not definitively ruled on section 2115, although certain lower courts of appeal have upheld section 2115.  As a result, there is a conflict as to whether section 2115 applies to Delaware corporations.  Pending the resolution of these conflicts, in the event our shares are not listed on a national exchange, we will not elect directors by cumulative voting.

Christopher J. Reed, our President, Chief Executive Officer and Chairman of the board of directors, holds approximately 35% of our outstanding common stock. Consequently, Mr. Reed, as our principal stockholder, has the power, and may continue to have the power, to have significant control over the outcome of any matter on which the stockholders may vote.

Holders of our common stock are entitled to receive dividends only if we have funds legally available and the board of directors declares a dividend.

Holders of our common stock do not have any rights to purchase additional shares. This right is sometimes referred to as a preemptive right.

Upon a liquidation or dissolution, whether in bankruptcy or otherwise, holders of common stock rank behind our secured and unsecured debt holders, and behind any holder of any series of our preferred stock.

There is a limited public market for our common stock.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “REED.” Transfer On-Line, Inc., 317 SW Alder Street, 2nd Floor, Portland, Oregon, 92704 is our registrar and transfer agent for our common stock.

Preferred Stock

Our amended certificate of incorporation, as amended, authorizes our board of directors, within the limitations and restrictions prescribed by law or stated in our certificate of incorporation as amended, and by filing a certificate pursuant to applicable law of the state of Delaware, to provide for the issuance of our Preferred stock in series and (i) to establish from time to time the number of shares to be include in each such series; (ii) to fix the voting powers, designations, powers, preferences and relative, participating, option or other rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including, but not limit to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, conversion rate, voting rights, rights and terms of redemptions (including sinking fund provisions), the redemption price or prices and the liquidation preferences of any wholly unissued series of shares of preferred stock; and (iii) to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

To date, our board of directors has designated Series A and Series B Preferred Stock as described below. There is no public market for our Series A or Series B preferred stock and we do not intend to re g ister such stock with the SEC or seek to establish a public market for the Series A and Series B preferred stock.

Series A Preferred Stock

Holders of our Series A preferred stock are entitled to receive out of assets legally available, a 5% pro-rata annual non-cumulative dividend, payable in cash or shares, on June 30th of each year commencing on June 30, 2005. The dividend can be paid in cash or, in the sole and absolute discretion of our board of directors, in shares of our common stock based on their then fair market value. We cannot declare or pay any dividend on shares of our securities ranking junior to the preferred stock until the holders of our preferred stock have received the full non-cumulative dividend to which they are entitled. In addition, the holders of our preferred stock are entitled to receive pro rata distributions of dividends on an “as converted” basis with the holders of our common stock.

As of each of June 30, 2005, 2006, 2007 and 2008, we issued 7,362, 7,373, 3,820 and 10,910 shares of our common stock in each such year, respectively, as a dividend to the holders of our Series A preferred stock based on a $29,470 accrued annual dividend payable for each of June 30, 2005 and 2006, $27,770 for June 30, 2007 and $23,561 for June 30, 2008.

In the event of any liquidation, dissolution or winding up of our operations, or if there is a change of control event, then, subject to the rights of the holders of our more senior securities, if any, the holders of our Series A preferred stock are entitled to receive, prior to the holders of any of our junior securities, $10.00 per share plus all accrued and unpaid dividends. Thereafter, all remaining assets will be distributed pro rata among all of our security holders.

At any time after June 30, 2007, we have the right, but not the obligation, to redeem all or any portion of the Series A preferred stock by paying the holders thereof the sum of the original purchase price per share, which was $10.00, plus all accrued and unpaid dividends.

The Series A preferred stock may be converted, at the option of the holder, at any time after issuance and prior to the date upon which such stock is redeemed, into four shares of common stock, subject to adjustment in the event of stock splits, reverse stock splits, stock dividends, recapitalization, reclassification, and similar transactions.

We are obligated to reserve out of our authorized but unissued shares of common stock a sufficient number of such shares to effect the conversion of all outstanding shares of Series A preferred stock.

Except as provided by law, the holders of our Series A preferred stock do not have the right to vote on any matters, including, without limitation, the election of directors. However, so long as any shares of Series A preferred stock are outstanding, we will not, without first obtaining the approval of at least a majority of the holders of the Series A preferred stock:

●	amend our certificate of incorporation or bylaws in any manner which adversely affects the rights of the Series A preferred stock, or

●
authorize or issue, or obligate ourselves to issue, any other equity security having a preference over, or being on a parity with, the Series A preferred stock with respect to dividends, liquidation, redemption or voting, including any other security convertible into or exercisable for any equity security other than shares of any senior class of preferred stock.

Series B Preferred Stock

Effective April 28, 2009, we filed a Certificate of Designation of Series B Convertible Preferred Stock with the Delaware Secretary of State, designating one hundred fifty thousand (150,000) of its authorized shares of Preferred Stock of the company as Series B Convertible Preferred Stock (the “Series  B Preferred”). Our Board of Directors expects that it will amend this document to revise the conversion rate as well as the trading price that will trigger a mandatory conversion prior to the issuance of any shares of Series B Preferred based on the prevailing market conditions at the time of sale.  The Series  B Preferred  is subject to the following rights and preferences:

Ranking . With respect to the payment of dividends and amounts upon liquidation, the Series  B Preferred will rank equally with any other class or series of our stock that ranks on a par with the Series B Preferred in the payment of dividends and in the distribution of assets on any dissolution, winding-up and liquidation of Reed’s, if any, which we refer to as “ Parity Stock ,” will rank senior to our common stock and any other class or series of our stock over which the Series B Preferred has preference or priority in the payment of dividends or in the distribution of assets on any dissolution, winding-up and liquidation of Reed’s, which we refer to as “ Junior Stock ,” and will rank junior, in all matters expressly provided, to our preferred stock designated as Series A Convertible Preferred stock and any class or series of capital stock of Reed’s specifically ranking by its terms senior to the Series B Preferred “ Senior Stock ”.

Dividends. Subject to the prior payment in full of any dividends to which any Senior Stock is entitled pursuant to the Certificate of Incorporation, the holders of the Series B Preferred  shall be entitled to receive dividends payable in kind, in  common stock  or in cash, in our sole discretion.  Such dividends shall be cumulative and non-compounding and accrue on a daily basis for a period of three (3) years from the date of issuance of the Series B Preferred, at an annual rate equal to eight percent (8%) of the original purchase price of $10.00. If we elect to pay any Series B Dividend due in common stock (“Interest Shares”), the issuance price of the Interest Shares will be equal to the 10-day volume-weighted average price of the common stock on the principal national securities exchange on which such common stock is traded.

Conversion Rights.   Each share of the Series B Preferred will be convertible at the election of the holder into shares of our common stock by dividing the $10.00 stated value of the Series B Preferred by a conversion price, which will initially be $2.00. The conversion rate will ultimately be decided at the time of sale based on prevailing market conditions. Our Board of Directors at that time expects to amend this document to revise the conversion price. The conversion price will be adjusted to reflect subdivisions or combinations of our common stock such as stock splits, stock dividends, recapitalizations or reverse splits.

Mandatory Conversion at Our Option. At any time after the original purchase date, if the closing price of our common stock as reported by the principal exchange or quotation system on which such common stock is traded or reported equals or exceeds $3.00 per share (Or whatever trigger price is ultimately set at the time of sale of these Series B Preferred Stock.) of common stock, then we shall have the right to cause all (but not less than all) outstanding shares of Series B Preferred Stock to be automatically converted into shares of common stock.

Mandatory Redemption .  At any time after the second anniversary of the original purchase date, we may redeem all, but not less than all,  of  the outstanding shares of Series B Preferred at our sole discretion, at a price equal to the greater of (i) one hundred ten percent (110%) of the original purchase price, plus an amount equal to any unpaid and accrued dividends and (ii) the Fair Market Value of such number of shares of common stock which the holder of the redeemed Series B Preferred would be entitled to receive had the redeemed Series B Preferred been converted immediately prior to the redemption.

Voting . Holders of the Series B Preferred will have no voting rights, except as required by law.

Liquidation .   In the event of any liquidation, dissolution or winding up of Reed’s, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of Reed’s and all amounts due and owing to the holders of outstanding shares of Senior Stock, if any, each holder of Series B Preferred, before any distribution or payment is made upon any Junior Stock, shall be entitled to receive, out of our assets legally available for distribution to stockholders, an amount equal to the sum of (A) the original purchase price of such shares of Series B Preferred plus (B) an amount equal to any unpaid and accrued dividends thereon up to and including the date of the liquidation event and (ii) if such share of Series B Preferred were then convertible into common stock, such amount which the holder of Series B Preferred would be entitled to receive in connection with a liquidation event if such holder had converted his, her or its Series B Preferred immediately prior to the occurrence of the liquidation event.

Anti-Dilution Rate Adjustment.  The conversion rate will be adjusted, without duplication, if certain events occur:

Adjustments for Subdivisions or Combinations of Common Stock .  In the event the outstanding shares of common stock shall be subdivided by stock split, stock dividend or otherwise, into a greater number of shares of common stock, the conversion price of the Series B Preferred then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased.  In the event the outstanding shares of common stock shall be combined or consolidated into a lesser number of shares of common stock, the conversion price of the Series B Preferred then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

Adjustments for Non-Cash Dividends and Other Distributions .  In the event Reed’s makes, or fixes a record date for the determination of holders of common stock entitled to receive, any distribution (excluding repurchases of securities by the corporation not made on a pro rata basis) payable in property or in securities of Reed’s other than shares of common stock, then and in each such event the holders of Series B Preferred shall receive, at the time of such distribution, the amount of property or the number of securities of Reed’s that they would have received had their Series B Preferred been converted into common stock on the date of such event.

Adjustments for Reorganizations, Reclassifications or Similar Events .  If the common stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, reclassification or otherwise, then each share of Series B Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of common stock of Reed’s deliverable upon conversion of such shares of Series B Preferred shall have been entitled upon such reorganization, reclassification or other event.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation

Certain provisions of Delaware law and our certificate of incorporation could make more difficult the acquisition of us by means of a tender offer or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us.

Our Certificate of Incorporation and Bylaws include provisions that allow the board of directors to issue, without further action by the stockholders, up to 500,000 shares of undesignated preferred stock.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers.  In general, Section 203 prohibits a publicly-held Delaware corporation from engaging under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

●
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

●
on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66  2 /3 % of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. The existence of this provision may have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

These provisions of Delaware law and our certificate of incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Liability and Indemnification of Directors and Officers

Our amended certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director. Our amended certificate of incorporation also provides discretionary indemnification for the benefit of our directors, officers, and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time. Pursuant to our bylaws, we are required to indemnify our directors, officers, employees and agents, and we have the discretion to advance his or her related expenses, to the fullest extent permitted by law.

We do currently provide liability insurance coverage for our directors and officers .

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers, or persons controlling us, pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. The senior debt securities will be issued under a senior indenture between us and the senior trustee named in the applicable prospectus supplement and the subordinated debt securities will be issued under a subordinated indenture between us and the subordinated trustee named in the applicable prospectus supplement. This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the “Indentures.”

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Reed’s, Inc.  The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may “reopen,” or issue additional debt securities of, a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•
whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the Indenture;

•
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•
our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•
the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•
any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented;

•
to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

•
if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•
the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount; and

•
if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Indebtedness. Under the subordinated indenture, “Senior Indebtedness” may mean all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

•	all of our capital lease obligations;

•	any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

•	all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•
all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, Senior Indebtedness will not include:

•
any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our indebtedness in respect of the subordinated debt securities;

•	any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

•	any of our indebtedness to any subsidiary; and

•	any liability for federal, state, local or other taxes owed or owing by us.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Reed’s, Inc. , whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The subordinated indenture does not limit the issuance of additional Senior Indebtedness.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

•
we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the debt securities and the Indentures;

•
immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to each series of debt securities:

•	our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•
our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	our failure to observe or perform any other of its covenants or agreements with respect to such debt securities for 90 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of Reed’s, Inc. ; or

•	any other Event of Default provided with respect to securities of that series.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required within 90 days after the occurrence of an Event of Default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture; (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each Indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the Indentures as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the Indentures which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and we have paid all other sums payable under the applicable indenture.

 If indicated in the applicable prospectus supplement, we may elect either to (i) defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent, including without limitation the absence of a continuing Event of Default, have been complied with regarding such defeasance or covenant defeasance.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the Indentures, we and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•
change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; or

•	modify any of the above provisions.

The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the Indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.  Book-entry and other indirect holders should consult their banks, brokers or other financial institutions for information on how they will receive payments.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•
DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

•	we determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.  Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer.  The transfer or exchange will only be made if the security registrar is satisfied with the holder’s proof of ownership.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.  If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control.  Thus, the statements we make in this section may not apply to a particular series of warrants.  Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States and a combined capital and surplus of at least $50,000,000.  We may also choose to act as out own warrant agent.  We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods.  The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.    The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the common stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase common stock directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Any common stock sold pursuant to a prospectus supplement will be eligible for quotation and trading on the Nasdaq Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

EXPERTS

Weinberg & Company, P.A., independent registered public accounting firm, has audited our  financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on Weinberg & Company, P.A.’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act.  As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement.  You will find additional information about us in the registration statement.  Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549, or in New York, New York and Chicago, Illinois.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed March 27, 2009;
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed April 15, 2008, as amended on October 6, 2008;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as filed May 13, 2009;
•	Our Current Reports on Form 8-K filed with the SEC January 6, 2009, January 26, 2009, May 5, 2009, and June 22, 2009;
•
All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in paragraph (a) above; and

•	The description of our capital stock that is contained in our Registration Statement on Form S-1 (File No. 333-156908), as filed January 23, 2009.

The reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will update, supplement and supersede the information in this prospectus.  You may request and obtain a copy of any of the filings incorporated herein by reference, at no cost, by writing or telephoning us at the following address or phone number:

REED’S, INC.
13000 South Spring Street
Los Angeles, California 90061
(310) 217-9400